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                                                                    Exhibit 23.5



             Consent of The Independent Liquid Terminals Association

         Reference is made herein to the Registration Statement of Statia Terminals Group N.V. with respect to the issuance of 7,600,000 shares of common stock.

         The undersigned hereby consent to the use of its name and the information attributed to it on pages 53 and 66 of the Form S-1 Registration Statement.



                          The Independent Liquid Terminals Association

Date: 2/9/99              Signature: /s/ John Prokop for ILTA
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                          Printed Name: John Prokop for ILTA
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                          Title: President
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